Exhibit 23.6

Consent of Independent Auditor

We hereby consent to the incorporation in this Registration Statement on Form S-4 of PBT Land and Minerals, Inc., our report dated April 14, 2026, relating to the statements of revenue and direct operating expenses of certain mineral and royalty interests to be acquired from Greybeard Holdings, LLC for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

July 28, 2026